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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 33-42988, No. 33-43809, No. 33-76226, No. 33-85018, and No.
33-00097) of USA Waste Services, Inc. and the related Prospectuses, and in the Registration Statements (Form S-4, No. 33-60103 and No. 33-63981) of USA Waste Services, Inc., and the related Prospectuses, and in the Registration Statements (Form S-8, No. 33-43619, No. 33-72436, No. 33-84990, No. 33-84988,
No. 33-59807, and No. 33-61623) of USA Waste Services, Inc., and the related Prospectuses of our report, dated August 25, 1995 (except Note 8, as to which the date is September 12, 1995), with respect to the consolidated financial statements of Western Waste Industries for the year ended June 30, 1995, included in this Current Report on Form 8-K, dated December 18, 1995.


                                              ERNST & YOUNG LLP


Long Beach, California
January 9, 1996